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Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350
Chief Executive Officer

        To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2005, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

June 28, 2005

/s/ JAMES E. ALEXANDER James E. Alexander, Chief Executive Officer

Certification pursuant to 18 U.S.C. §1350
Chief Financial Officer

        To my knowledge: the annual report on Form 10-KSB for the year ended April 30, 2005, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

June 28, 2005

/s/ JOHN SAKYS John Sakys, Chief Financial Officer

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  Exhibit 32